UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240-14a-12

(Exact name of Registrant as specified in its charter)

________________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ________________________________________________
(2)	Aggregate number of securities to which transaction applies: ________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________________
(4)	Proposed maximum aggregate value of transaction: _______________________________________________________
(5)	Total fee paid:_____________________________________________________________________________________

☐	Fee paid previously with preliminary materials: __________________________________________________________

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid: ___________________________________________________________________________
(2)	Form, Schedule or Registration Statement No: __________________________________________________________
(3)	Filing Party: _____________________________________________________________________________________
(4)	Date Filed: ______________________________________________________________________________________

1ST UNITED BANCORP, INC.

One North Federal Highway

Boca Raton, Florida 33432

SUPPLEMENT DATED MAY 11, 2012 TO PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2012

Disclosure Regarding Engagement of Proxy Solicitor

Subsequent to filing and mailing the Proxy Statement (the “Proxy Statement”) for our Annual Meeting of Shareholders to be held on May 22, 2012, 1st United Bancorp, Inc. engaged Alliance Advisors to assist in soliciting proxies on our behalf. Alliance Advisors may solicit proxies personally, electronically or by telephone. We have agreed to pay Alliance Advisors $7,500 for the proxy solicitation services. We have also agreed to reimburse Alliance Advisors for its reasonable out-of-pocket expenses incurred while soliciting proxies on our behalf.

Except as described in this supplement the information provided in the Proxy Statement continues to apply. To the extent information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.